EXHIBIT 10. 1

                                   CREE, INC.

                      CHARLES SWOBODA EMPLOYMENT AGREEMENT


     This Agreement is entered into as of October 13, 2004 (the "Effective Date") by and between Cree, Inc. (the "Company") and Charles M. Swoboda ("Executive").

1. Duties and Scope of Employment.

     (a) Positions and Duties. As of the Effective Date, Executive will serve as President and Chief Executive Officer, reporting to the Company's Board of Directors (the "Board"). Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as will reasonably be assigned to him by the Board. The period Executive is employed by the Company under this Agreement is referred to herein as the "Employment Term".

     (b) Board Membership. At each annual meeting of the Company's stockholders during the Employment Term, the Company will nominate Executive to serve as a member of the Board. Executive's service as a member of the Board will be subject to any required stockholder approval. While a member of the Board, Executive will be permitted to attend all meetings of the Board and executive sessions thereof, on substantially the same basis as other members of the Board, except as is prohibited by applicable law or listing standard. Notwithstanding the preceding sentence, Executive will not have the right to attend any portion of a meeting or executive session where the item of discussion relates to Executive's employment, including (but not limited to) his compensation, performance, and/or service on the Board.

     (c) Obligations. During the Employment Term, Executive will devote Executive's full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval will not be unreasonably withheld); provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational, or charitable organization, provided such services do not interfere with Executive's obligations to Company.

2. At-Will Employment. Executive and the Company agree that Executive's employment with the Company constitutes "at-will" employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive's termination of employment.
Executive agrees to resign from his position as a member of the Board immediately following the termination of his employment if the Board so requests.
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3. Term of Agreement.  This  Agreement  will have an initial term of three years commencing on the Effective Date. On the third anniversary of the Effective Date, and on each annual anniversary of the Effective Date thereafter, this Agreement automatically will renew for an additional one-year term unless either party provides the other party with written notice of non-renewal at least 120 days prior to the date of automatic renewal. Notwithstanding any contrary provision in this Section 3, in the event of a Change of Control during the Employment Term, this Agreement will continue for not less than 12 months after the date of the Change of Control.

4. Compensation.

     (a) Base Salary. As of the Effective Date, the Company will pay Executive an annual salary of $500,000 as compensation for his services (such annual salary, as is then effective, to be referred to herein as "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholdings. Executive's salary will be subject to review by the Compensation Committee of the Board (the "Committee") not less than annually, and adjustments will be made in the discretion of the Compensation Committee.

     (b) Annual Incentive. Executive will be eligible to receive earned annual incentives payable for the achievement of performance goals established by the Committee. Executive's target annual incentive will be at least 70% of Base Salary, as determined by the Committee. The actual earned incentive, if any, payable to Executive for any fiscal year of the Company will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved and will be decreased or increased for under- or over-performance. For each fiscal year of the Company, the Committee will endeavor to establish the applicable performance goal(s) no later than the 90th day of the fiscal year to which the goals relate. Executive will have the opportunity to discuss the nature of such performance goals with the Committee prior to such performance goals being established. Except as specifically provided herein, Executive's annual incentive will be subject to the terms and conditions of the Company's annual incentive plan for executive officers, including payment date and continued employment obligations.

     (c) Long-Term Incentive. Executive will be eligible to receive long-term incentives subject to terms and conditions established by the Committee, the underlying long-term incentive plan document, and the Committee's terms and conditions for the applicable type of award, including vesting criteria such as continued service or performance objectives.

5. Employee Benefits. Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies, and arrangements that are applicable to other executive officers of the Company, as such plans, policies, and arrangements may exist from time to time. Notwithstanding the preceding sentence, Executive's eligibility for benefits (other than annual incentive, long term incentives or other long-term compensation (whether payable in cash, stock, or otherwise), salary, or similar) will be at least as great as that of any other executive officer of the Company, provided, however, that (a) Executive will be eligible for any enhanced level of benefits that he approves only upon subsequent Committee approval, and (b) Executive will not be eligible for any extraordinary or unusual benefits provided to another executive officer as part of a negotiation for such executive officer to commence or continue employment.

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6.  Expenses.  The Company  will  reimburse  Executive  for  reasonable  travel, entertainment, and other expenses incurred by Executive in the furtherance of the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

7. Termination of Employment. In the event Executive's employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination, (b) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment, (c) pay for accrued but unused vacation that the Company is legally obligated to pay Executive, (d) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive, (e) unreimbursed business expenses required to reimbursed to Executive, and (f) rights to indemnification Executive may have under the Company's Articles of Incorporation, Bylaws, the Employment Agreement, or separate indemnification agreement, as applicable. In addition, if the termination is by the Company without Cause or by Executive for Good Reason, Executive will be entitled to the amounts and benefits specified in Section 8, subject to the limitation of Section 8(e).

8. Severance.

     (a) Termination Without Cause or Resignation for Good Reason other than in connection with a Change of Control. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, and the termination is not in Connection with a Change of Control, then, subject to Section 9, Executive will receive: (i) continued payment of Base Salary for the Continuance Period, (ii) a lump sum payment, paid at the time fiscal year bonuses are next paid to other Company executive officers following Executive's termination of employment, equal to twice the average of Executive's earned annual incentives for the two most recently completed fiscal years immediately preceding Executive's termination of employment, (iii) reimbursement for premiums paid to continued medical benefits for Executive, Executive's spouse, and Executive's eligible dependents under the Company's Benefit Plans for twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under applicable law), and (iv) accelerated vesting with respect to 50% of Executive's then outstanding, unvested equity awards that (y) were granted prior to the Effective Date and have an exercise price per share lower than the per share fair market value of the Company's common stock as of the Effective Date, or (z) are granted on or after the Effective Date.

     (b) Termination Without Cause or Resignation for Good Reason in connection with a Change of Control. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, and the termination is in Connection with a Change of Control, then, subject to Section 9, Executive will receive: (i) continued payment of Base Salary for the Continuance Period, (ii) a lump sum payment of an amount equal to Executive's current target annual incentive, prorated in the proportion that the days elapsed starting on the first day of the fiscal year during which the termination of Executive's employment occurs through the date of Executive's termination of employment bears to 365, paid within thirty (30) days of termination, (iii) a lump sum payment, paid at the time fiscal year bonuses are next paid to other Company executive officers following Executive's termination of employment, equal to twice the average of Executive's earned annual incentives for the two most recently completed fiscal years immediately preceding Executive's termination of employment, (iv) reimbursement for premiums paid to continued medical benefits

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for Executive, Executive's spouse, and Executive's eligible dependents under the
Company's Benefit Plans for twenty-four (24) months, payable when such premiums are due (provided Executive validly elects to continue coverage under applicable law), and (v) full accelerated vesting with respect to Executive's then outstanding, unvested equity awards.

               (i) Section 280G Gross-up. If any payment or benefit Executive receives pursuant to Section 8, this Agreement, or otherwise, but determined without regard to any additional payment required under this Section 8(b)(i), (collectively, the "Payment") would (y) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (z) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive from the Company an additional payment (the "Gross-Up Payment," and any iterative payments pursuant to this paragraph also will be "Gross-Up Payments") in an amount that will fund the payment by Executive of any Excise Tax on the Payment, as well as all income and employment taxes on the Gross-Up Payment, any Excise Tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment. For this purpose, all income taxes will be assumed to apply to Executive at the highest marginal rate. Any Gross-Up Payment will be paid to Executive, or for his benefit, within 15 days following receipt by the Company of the report of the accounting firm described below.

               The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is also serving as accountant or auditor for the individual, entity or group which will control the Company upon the occurrence of a Change of Control, the Company will appoint a nationally recognized accounting firm other than the accounting firm engaged by the Company for general audit purposes to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

               The accounting firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to the Company and Executive within thirty calendar days after the date on which such accounting firm has been engaged to make such determinations or such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it will furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any reasonable good faith determinations of the accounting firm made hereunder will be final, binding, and conclusive upon the Company and Executive.

               If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of employment, the Executive shall repay to the Company, at the time the reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction. If the Excise Tax is determined to exceed the amount taken into account hereunder at the time of termination of employment, the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess at the time the amount of such excess

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          is finally  determined.  The  Executive  shall  notify the  Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:


                    (a) give the Company any information reasonably requested by the Company relating to such claim;

                    (b) take such  action in  connection  with  contesting  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                    (c) cooperate with the Company in good faith in order to effectively contest such claim; and

                    (d) permit the  Company to  participate  in any  proceedings relating to such claim;

          provided, however, that the Company shall bear and pay directly all costs and expenses (including legal and accounting fees and additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, FICA tax, or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, other issues raised by the Internal Revenue Service or any other taxing authority.

               If any such claim referred to in this Section is made by the Internal Revenue Service and the Company does not request the Executive to contest the claim within the thirty (30) day period following notice of the claim, the Company shall pay to the Executive the amount on any Gross-Up Payment owed to the Executive, but not previously paid pursuant to this Section, immediately upon the expiration of such thirty (30) day period. If any such claim is made by the Internal Revenue Service and the Company requests the Executive to contest such claim, but does not advance the amount of such claim to the Executive for purposes of such contest, the Company shall pay to the Executive the amount of any Gross-Up Payment owed to the Executive, but not previously paid under the provisions of this Section, within five (5) business days of a Final Determination of the liability of the Executive for such Excise Tax. For purposes of this Agreement, a "Final Determination" shall be deemed to occur with respect to a claim when (i) there is a decision, judgment, decree, or other order by any court of competent jurisdiction, which decision, judgment, decree, or other order has become final, i.e., all allowable appeals pursuant to this Section have been exhausted by either party to the action, (ii) there is a closing agreement made under Section 7121 of the Code, or (iii) the time for instituting a claim for refund has expired, or if a claim was filed, the time for instituting suit with respect thereto has expired.

               If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section) within five (5) business days of receiving any such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to this Section, a determination is made by the Internal Revenue Service that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after the Company learns of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     (c) Voluntary Termination without Good Reason; Termination for Cause. If Executive's employment with the Company terminates voluntarily by Executive without Good Reason or is terminated for Cause by the Company, then, except as provided in Section 7, (i) all further vesting of Executive's outstanding equity awards will terminate immediately, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be eligible for severance benefits only in accordance with the Company's then established plans, programs, and practices.

     (d) Termination due to Death or Disability. If Executive's employment terminates by reason of death or Disability, then, except as provided in Section 7, (i) Executive's outstanding equity awards will terminate in accordance with the terms and conditions of the applicable award agreement(s); (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be entitled to receive benefits only in accordance with the Company's then established plans, programs, and practices.

     (e) Sole Right to Severance. This Agreement is intended to represent Executive's sole entitlement to severance payments and benefits in connection with the termination of his employment. If however, the Company adopts a written program that provides for severance payments or benefits that in the aggregate are greater than the payments and benefits provided under this Agreement, then to the extent Executive is entitled to receive severance payments or benefits under such Company program, severance payments and benefits due to Executive under this Agreement will be so reduced.

9. Conditions to Receipt of Severance; No Duty to Mitigate.

     (a) Separation Agreement and Release of Claims. The receipt of any severance pursuant to Section 8 will be subject to Executive signing and not revoking a separation agreement and release of claims in substantially the form attached as Exhibit A, but with any appropriate modifications, reflecting changes in applicable law, as is necessary or appropriate to provide the Company with the protection it would have if the release were executed as of the Effective Date. No severance will be paid or provided until the separation agreement and release agreement becomes effective.

     (b) Nondisparagement. During the Employment Term and for the longer of (i) 12 months thereafter or (ii) the Continuance Period, Executive will not knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, its directors, or its officers. The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.

     (c) Other Requirements. Executive's receipt of continued severance payments will be subject to Executive continuing to comply with the terms of the Confidential Information Agreement as amended by this Agreement.

     (d) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

10. Definitions.

     (a) Benefit Plans. For purposes of this Agreement, "Benefit Plans" means plans, policies, or arrangements that the Company sponsors (or participates in) and that immediately prior to Executive's termination of employment provide Executive, Executive's spouse, and/or Executive's eligible dependents with medical, dental, or vision benefits. Benefit Plans do not include any other type of benefit (including, but not by way of limitation, financial counseling, disability, life insurance, or retirement benefits). A requirement that the Company provide Executive, Executive's spouse, and Executive's eligible dependents with coverage under the Benefit Plans will not be satisfied unless the coverage is no less favorable than that provided to Executive, Executive's spouse, and Executive's eligible dependents immediately prior to Executive's termination of employment. Subject to the immediately preceding sentence, the Company may, at its option, satisfy any requirement that the Company provide coverage under any Benefit Plan by instead providing coverage under a separate plan or plans providing coverage that is no less favorable or by paying Executive a lump-sum payment which is, on an after-tax basis, sufficient to provide Executive and Executive's eligible dependents with equivalent coverage under a third party plan that is reasonably available to Executive, Executive's spouse, and Executive's eligible dependents.

     (b) Cause. For purposes of this Agreement, "Cause" means (i) Executive's willful and continued failure to perform the duties and responsibilities of his position that is not corrected within a thirty (30) day correction period that begins upon delivery to Executive of a written demand for performance from the Board that describes the basis for the Board's belief that Executive has not substantially performed his duties; (ii) any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of Executive; (iii) Executive's conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, or
(iv) Executive materially breaching Executive's Confidential Information Agreement as modified by this Agreement, which breach is (if capable of cure) not cured within thirty (30) days after the Company delivers written notice to Executive of the breach.

     (c) Change of Control. For purposes of this Agreement, "Change of Control" will have the same meaning as in Section 7.1 of the Company's Equity Compensation Plan (as amended and restated August 5, 2002 and without regard to any subsequent amendments).

     (d) Continuance Period. For purposes of this Agreement, "Continuance Period" means the period of time beginning on the date of the termination of Executive's employment and ending on the later of (i) the date twenty-four (24) months following the termination of Executive's employment or (ii) the date that the term of this Agreement otherwise expires. Notwithstanding the preceding sentence, in the event of a termination of Executive's employment where Executive is not entitled to severance under Section 8(a) or Section 8(b), the Continuance Period shall be of no duration.

     (e) Disability. For purposes of this Agreement, Disability will have the same defined meaning as in the Company's long-term disability plan.

     (f) Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following, without Executive's consent: (i) a significant reduction of Executive's duties or responsibilities, a change in Executive's position as Chief Executive Officer or President, or the removal of Executive from any of such duties, positions, or responsibilities; (ii) a reduction in Executive's Base Salary or target annual incentive compensation other than a one-time reduction that also is applied to substantially all other executive officers of the Company on Executive's recommendation or approval if Executive's reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers; (iii) the Company requiring Executive to report to anyone other than the Board of Directors; (iv) the Company eliminating from reporting to Executive any position that previously directly reported to Executive; or (v) the Company requiring Executive to relocate his principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a thirty-five (35) mile radius from Executive's current principal place of employment; provided, however, that Executive only will have Good Reason if the event or circumstances constituting Good Reason specified in any of the preceding clauses is not cured within thirty (30) days after Executive gives written notice to the Board. Executive's actions approving any change, reduction, requirement, or occurrence in his role as Chief Executive Officer or a director (that otherwise may be considered Good Reason) will be considered consent for the purposes of this Good Reason definition.

     In addition, "Good Reason" also means the occurrence of any of the following, without Executive's express written consent, in Connection with a Change of Control: (i) a substantial reduction by the Company of the facilities and perquisites (including office space and location) available to Executive provided such reduction is not applied to all executive officers of the Company;
(ii) a material reduction in the kind or level of employee benefits to which Executive is entitled with the result that Executive's overall benefits package is significantly reduced; provided such reduction is not applied to substantially all executive officers of the Company; or (iii) the failure of the Company to obtain the assumption of the Employment Agreement by the successor (as defined in Section 13).

     (g) In Connection with a Change of Control. For purposes of this Agreement, a termination of Executive's employment with the Company is "in Connection with a Change of Control" if Executive's employment is terminated within twelve (12) months following a Change of Control.

11. Indemnification. Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company's bylaws and Certificate of Incorporation, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.

12. Confidential Information. Executive will execute the Company's standard form of Employee Agreement Regarding Confidential Information, Intellectual Property, and Noncompetition appended hereto as Exhibit B (the "Confidential Information Agreement"); provided, however, that Executive agrees he will be subject to the noncompetition/nonsolicitation provision of such agreement (paragraph 11(a)) during the Employment Term and, except as provided in Section 20 hereof, until the later of (a) the date twelve (12) months following the termination of Executive's employment, or (b) the expiration of the Continuance Period.

13. Assignment.  This Agreement will be binding upon and inure to the benefit of
(a) the heirs, executors, and legal representatives of Executive upon Executive's death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Executive's right to compensation or other benefits will be null and void.

14. Notices. All notices, requests, demands, and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one day after being sent overnight by a well established commercial overnight service, or (c) four days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to the Company:

                  Attn: Chairman of the Compensation Committee
                  c/o Corporate Secretary
                  Cree, Inc.
                  4600 Silicon Drive
                  Durham, NC 27703

                  If to Executive:

                  at the last residential address known by the Company.

15. Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.

16. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, Executive's employment by the Company, Executive's service as an officer or director of the Company, or Executive's compensation and benefits, their interpretation, and any of the matters herein released, will be subject to binding arbitration in Durham, North Carolina before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the North Carolina Rules of Civil Procedure. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive's obligations under this Agreement and the Confidential Information Agreement.

17. Legal and Tax Expenses. The Company will reimburse Executive up to $15,000 for reasonable legal and tax advice expenses incurred by him in connection with the negotiation, preparation, and execution of this Agreement. In addition, in the event of a dispute relating to any provision of this Agreement following the Effective Date, the Company will reimburse Executive's fees and expenses as incurred quarterly, including reasonable attorneys' fees, in connection with such dispute, provided Executive prevails on at least one material issue in such dispute, or provided an arbitrator does not determine that Executive's legal positions were frivolous or without legal foundation. In the event Executive does not so prevail or in the event of such determination, Executive will repay to the Company any amounts previously reimbursed by it, and Executive will reimburse the Company for its fees and expenses, including reasonable attorneys' fees, incurred in connection with the dispute.

18. Integration. This Agreement, together with the Confidential Information Agreement and the standard forms of equity award grant that describe Executive's outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and is signed by duly authorized representatives of the parties hereto.

19. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

20. Survival. The Confidential Information Agreement, the Company's and Executive's responsibilities under Sections 7, 8 and 9, and Sections 11, 12, 16, and 17 will survive the termination of this Agreement. Notwithstanding the preceding sentence, in the event this Agreement expires because the Company delivers notice of non-renewal of the term of this Agreement pursuant to Section 3, the amendment of the Confidential Information Agreement provided by Section 12 will expire as of the expiration of the term of this Agreement.

21. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

22. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

23. Governing Law. This Agreement will be governed by the laws of the State of North Carolina (with the exception of its conflict of laws provisions).

24. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

25. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.

COMPANY:

CREE, INC.



       /s/ James E. Dykes                           Date:    October 13, 2004
------------------------------------------
James E. Dykes
Compensation Committee Chairman



EXECUTIVE:


         /s/ Charles M. Swoboda                     Date:    October 13, 2004
-------------------------------------------
Charles M. Swoboda























               [SIGNATURE PAGE TO C. SWOBODA EMPLOYMENT AGREEMENT]